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                                                                    EXHIBIT 10.6

                                                                       EXECUTION

                    INTELLECTUAL PROPERTY TRANSFER AGREEMENT

          This INTELLECTUAL PROPERTY TRANSFER AGREEMENT dated as of September 30, 2005 made by Abbott Laboratories, a corporation organized and existing under the laws of the State of Illinois and having a principal place of business at Abbott Park, Illinois 60064 (herein referred to as "Assignor") in favor of ImaRx Therapeutics, Inc., a corporation organized and existing under the laws of Delaware and having a principal place of business at Tucson, Arizona 85719 (herein referred to as "Assignee").

          WHEREAS, Assignor owns the patent applications and issued patents listed on Schedule 1 attached hereto (the "Patents");

          WHEREAS, Assignor owns the trademark and trademark registration listed on Schedule 2A attached hereto (the "Mark"), and is willing to convey any rights it may have to the other trademark listed on Schedule 2B hereto (the "Quitclaim Mark");

          WHEREAS, Assignee desires to acquire the Patents, the Mark, any rights the Assignor may have to the Quitclaim Mark, and any and all goodwill associated with the Mark and the Quitclaim Mark;

1) For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby transfers, assigns, and otherwise conveys to Assignee, all of Assignor's right, title, and interest in, to, and under the following, subject to the limitations described below:

               (a) the Patents, including, without limitation, any continuations, divisions, continuations-in-part, reissues, reexaminations, extensions or foreign equivalents thereof, and including the subject matter of all claims that may be obtained therefrom, and all other corresponding rights that are or may be secured under the laws of the United States, now or hereafter in effect;

               (b) each of the Mark and the Quitclaim Mark, including, without limitation, any renewals and extensions thereof, and all other corresponding rights that are or may be secured under the laws of the United States, now or hereafter in effect;

               (c) the goodwill of the business symbolized by and associated with the Mark and the Quitclaim Mark; and

               (d) all proceeds of the assets transferred pursuant to paragraph
          (1), (2), and (3), (collectively, the "Transferred IP", including, without limitation, the right to sue for, and collect on, (i) any claim by Assignor against third parties for past, present, or future infringement of the Patents, and (ii), any claim by Assignor against third parties for past, present, or future infringement, dilution, disparagement or other unauthorized use of

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          the Mark or the Quitclaim Mark, and (iii) any income, royalties or payments due or payable and related exclusively to the Transferred IP as of the date of this assignment or thereafter.

2) Notwithstanding the foregoing, Assignee acknowledges that Assignee will become a co-owner of the Patents and will not have exclusive ownership rights of the Patents. Assignee expressly acknowledges that Assignor has granted, or will have the right to grant, co-ownership rights to the Patents to a third party. Assignor and Assignee hereby agree to the following covenants with respect to the Patents, and Assignor and Assignee hereby agree that each of them shall require that any assignee or successor in interest of Assignor's or Assignee's interest in the Patents be bound by such covenants.

     a) Maintenance of the Patents. Each of the co-owners of the Patents (the "Co-Owners") shall act cooperatively to maintain the Patents and shall pay one-half of all maintenance fees and other costs required to keep the Patents in full force and effect.

     b) Infringement by Third Parties. The Co-Owners shall consult with each other prior to filing any action alleging that a third party has infringed or misappropriated the right of the Co-Owners under the Patents. The Co-Owners may agree to jointly pay for the suit or otherwise share such costs and any resulting liability or monetary judgment. Except as provided below, if no agreement is reached within sixty (60) days, the Co-Owner wishing to file such action may do so, but shall pay the entire costs of such action and shall indemnify and hold harmless the other Co-Owner from any claim, suit or proceeding (including, but not limited to, counterclaims) against such Co-Owner arising from the action brought by the other Co-Owner. If only one Co-Owner decides to proceed with an action and it prevails, that Co-Owner shall be entitled to retain the entire amount of any monetary award arising out of that action. To be eligible for the indemnity under this section, a Co-Owner must give prompt written notice of any claim, suit or proceeding filed or threatened against it and let the indemnifying Co-Owner control the defense. If only one Co-Owner files an action as provided in this section, the other Co-Owner agrees to provide reasonable assistance in such action so long as the suing party pays its out-of-pocket expenses.

     c) Declaratory Judgment Actions. In the event that a declaratory judgment action alleging invalidity of any of the Patents, or that use or practice of any of the claims in the Patents infringes the patent, copyright or trade secrets of others, shall be brought against either or both of the Co-Owners, the Co-Owners shall cooperate in good faith to determine how best to defend such action. If the Co-Owners cannot agree on how to defend any such action, either Co-Owner may on its own defend any action brought against it, provided that no settlement, consent judgment or other voluntary final disposition may be entered into without the consent of the other Co-Owner, which consent shall not be unreasonably withheld.

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3)   Assignor hereby permits the Commissioner of Patents and Trademarks to record Assignee as the assignee and owner of the Patents and of the Mark and Assignor hereby consents to such recordation.

               Assignor shall upon the request of Assignee execute such documents and take such other actions as Assignee may reasonably request to evidence and perfect the rights of Assignee in the property conveyed to it pursuant to this Agreement. The Assignor and Assignee have caused this Intellectual Property Transfer Agreement to be duly executed and authorized as of the date hereof.

                                        ABBOTT LABORATORIES


                                        By: /s/Sean E. Murphy
                                            -----------------------------------
                                        Name: Sean E. Murphy
                                        Title: Vice President Global Licensing/
                                               New Business Development


                                        IMARX THERAPEUTICS, INC.


                                        By: /s/Evan Unger
                                            -----------------------------------
                                        Name: Evan Unger
                                        Title: President and CEO